Exhibit 99.1
PROS Holdings, Inc. Reports Third Quarter 2011
Financial Results
•	Record revenue of $25.2 million, exceeded the high end of revenue guidance

•	GAAP operating income of $2.6 million. Non-GAAP operating income was $4.2 million, an increase of 75% over the third quarter of 2010

•	GAAP earnings per share of $0.07 per share, non-GAAP earnings per share of $0.11 per share, also above guided range
HOUSTON, Texas — November 3, 2011 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue management software solutions, today announced financial results for the third quarter ended September 30, 2011.
Total GAAP revenue for the third quarter of 2011 was $25.2 million, which was above the high end of the Company’s revenue guidance for the quarter, and an increase of 61% over the third quarter 2010.
CEO Andres Reiner stated, “We are pleased to see our momentum continue with our fourth straight quarter of record revenue and non-GAAP earnings that were above expectations. During the third quarter, we increased our global footprint with the addition of new customers and deepened our partnerships with existing customers. For the second year in a row one of our customers named PROS vendor of the year, reflecting our commitment to form partnerships with customers that produce exceptional results. At a time when the power of pricing is receiving increased attention, we believe PROS has never been stronger, and we are confident that our success in 2011 will drive continued momentum heading into 2012.”
For the quarter ended September 30, 2011, income from operations in accordance with GAAP, was $2.6 million, which exceeded the high end of the guidance for the quarter, compared with a loss from operations of $3.8 million in the third quarter of 2010. GAAP net income in the quarter was $1.9 million, or $0.07 per share, compared with GAAP net loss of $2.4 million, or ($0.09) per share, in the third quarter of 2010.
For the quarter ended September 30, 2011, non-GAAP income from operations was $4.2 million, which exceeded the high end of the guidance for the quarter, an increase of 75% from $2.4 million in the third quarter of 2010. Non-GAAP net income was $3.0 million, or $0.11 per share, compared with $1.5 million, or $0.06 per share, in the third quarter of 2010.
Recent Business Highlights
•	Customer wins in the quarter included Air Europa, Autodesk, Kemira and Nok Air, among others

•	Awarded strategic 2011 Vendor of the Year by 3663, a leading food service distributor in the United Kingdom

•	Selected by Microsoft to participate in its Chemical Reference Architecture Initiative
Executive Vice President and CFO Charles Murphy stated, “During the third quarter we saw record revenue, marking our eighth consecutive quarter of sequential revenue growth and are proud to have reached the $100 million annual revenue run-rate. Our strong performance was the result of continued execution of our growth strategies and provides us with confidence to slightly increase our revenue expectations for the full year to the range of $96.0 to $96.5 million, which represents approximately 30% growth from 2010 at the midpoint, with increasing operating margins over last year while continuing to invest in our long-term growth.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and nine months ended September 30, 2011 and 2010.
Financial Outlook
Based on information as of today, PROS anticipates the following performance for the fourth quarter of 2011:
•	Total revenue in the range of $25.6 million to $26.1 million

•	GAAP income from operations of $2.1 million to $2.6 million and GAAP earnings per share of $0.05 to $0.06

•	Non-GAAP income from operations of $3.8 million to $4.3 million and non-GAAP earnings per share of $0.09 to $0.10, which exclude estimated non-cash share-based compensation charges of approximately $1.7 million

•	GAAP and non-GAAP estimated tax rate of approximately 32%

•	Estimated weighted average of 28.1 million diluted shares outstanding
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 3, 2011, at 4:30 p.m. (EDT) to discuss the company’s financial results. To access this call, dial (866) 700-6293 (domestic) or (617) 213-8835 (international). The pass code for the call is 82739066. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (617) 801-6888 (domestic) or (888) 286-8010 (international). The replay pass code is 92030728. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive enterprise pricing and revenue management software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with hundreds of simultaneous users and sub-second electronic transactions.
PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 500 solutions across a range of industries in more than 50 countries. Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 480 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS pricing optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’

effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ pricing and margin optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS’ will not be able to maintain historical maintenance renewal rates, (g) risk associated with the delivering complex technological solutions according to the acceptance criteria of PROS’ customers and the avoidance of dispute related thereto, (h) personnel and other risks associated with growing a business generally (i) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions,, (j) the impact of currency fluctuations on PROS’ results of operations, (k) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (l) the risk posed by civil and political unrest in regions in which PROS’ operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.
Investor Contact:
PROS Investor Relations
Matthew Balfour
713-335-5232
mbalfour@prospricing.com
Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@prospricing.com

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)

	September 30,	December 31,
	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$66,403	$55,845
Short-term investments	—	73
Accounts and unbilled receivables, net of allowance of $950 and $1,020, respectively	27,722	27,402
Prepaid expenses and other current assets	8,133	6,170

Total current assets	102,258	89,490
Restricted cash	329	293
Property and equipment, net	4,205	3,248
Other long term assets, net	5,671	5,097

Total assets	$112,463	$98,128

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$4,376	$2,131
Accrued liabilities	1,923	1,998
Accrued payroll and other employee benefits	6,921	4,606
Deferred revenue	27,941	28,429

Total current liabilities	41,161	37,164
Long-term deferred revenue	1,238	1,461

Total liabilities	42,399	38,625

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 31,354,835 and 30,777,000 shares issued, respectively, 26,937,250 and 26,359,415 shares outstanding, respectively	31	31
Additional paid-in capital	76,176	69,844
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	7,806	3,577

Total stockholders’ equity	70,064	59,503

Total liabilities and stockholders’ equity	$112,463	$98,128

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Revenue:
License and implementation	$16,560	$8,580	$45,435	$29,382
Maintenance and support	8,648	7,106	24,964	21,470

Total revenue	25,208	15,686	70,399	50,852

Cost of revenue:
License and implementation	4,833	3,798	14,254	10,432
Maintenance and support	1,578	1,486	4,931	4,382

Total cost of revenue	6,411	5,284	19,185	14,814

Gross profit	18,797	10,402	51,214	36,038
Gross margin	74.6%	66.3%	72.7%	70.9%

Operating expenses:
Selling, marketing, general and administrative	9,365	9,334	26,351	24,484
Research and development	6,843	4,856	18,952	15,542

Total operating expenses	16,208	14,190	45,303	40,026

Income (loss) from operations	2,589	(3,788)	5,911	(3,988)

Other income:
Interest income	1	24	31	53

Income (loss) before income tax provision	2,590	(3,764)	5,942	(3,935)
Income tax provision (benefit)	658	(1,359)	1,713	(1,373)

Net income (loss)	$1,932	$(2,405)	4,229	(2,562)

Net earnings (loss) attributable to common stockholders per share:
Basic	$0.07	$(0.09)	$0.16	$(0.10)
Diluted	$0.07	$(0.09)	$0.15	$(0.10)

Weighted average number of shares:
Basic	26,928,195	26,088,971	26,783,812	26,011,473
Diluted	27,842,057	26,088,971	27,689,804	26,011,473

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,
	2011	2010
Operating activities:
Net income	$4,229	$(2,562)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,189	1,020
Share-based compensation	5,008	4,461
Excess tax benefits on share-based compensation	(1,241)	(623)
Deferred income tax	(522)	(114)
Provision for doubtful accounts	(2)	(157)
Changes in operating assets and liabilities:
Accounts and unbilled receivable	(336)	(8,980)
Prepaid expenses and other	(818)	(2,121)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	4,289	33
Other current liabilities	—	(4,866)
Deferred revenue	(711)	6,430

Net cash provided by (used in) operating activities	11,085	(7,479)

Investing activities:
Purchases of property and equipment	(1,932)	(1,261)
Increase in restricted cash	(36)	(293)
Decrease (increase) in short-term investment	73	(73)

Net cash used in investing activities	(1,895)	(1,627)

Financing activities:
Proceeds from the exercise of stock options	1,737	291
Excess tax benefits on share-based compensation	1,241	623
Tax withholding related to net share settlement of restricted stock units	(1,610)	(1,194)

Net cash provided by (used in) financing activities	1,368	(280)

Net increase (decrease) in cash and cash equivalents	10,558	(9,386)
Cash and cash equivalents:
Beginning of period	55,845	62,449

End of period	$66,403	$53,063

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Nine Months		Year over
	Ended September 30,		Quarter	Ended September 30,		Year
	2011	2010	% change	2011	2010	% change
Total revenue	$25,208	$15,686	61%	$70,399	$50,852	38%
Non-GAAP adjustment:
Litigation & settlement expense	—	3,134		—	3,134

Non-GAAP total revenue	$25,208	$18,820	34%	$70,399	$53,986	30%

GAAP gross profit	$18,797	$10,402	81%	$51,214	$36,038	42%
Non-GAAP adjustment:
GAAP share-based compensation	282	96		894	614
Litigation & settlement expense	—	3,134		—	3,134

Non-GAAP gross profit	$19,079	$13,632	40%	$52,108	$39,786	31%

Non-GAAP gross margin	75.7%	72.4%		74.0%	73.7%

GAAP selling, marketing, general and administrative	$9,365	$9,334	0%	$26,351	$24,484	8%
Non-GAAP adjustment:
GAAP share-based compensation	967	903		2,971	2,957
Litigation & settlement expense	—	2,018		—	3,040

Non- GAAP — selling, marketing, general and administrative	$8,398	$6,413	31%	$23,380	$18,487	26%

GAAP research and development	$6,843	$4,856	41%	$18,952	$15,542	22%
Non-GAAP adjustment:
GAAP share-based compensation	398	51		1,143	890

Non- GAAP research and development	$6,445	$4,805	34%	$17,809	$14,652	22%

Income (loss) from operations	$2,589	$(3,788)	nm	$5,911	$(3,988)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,647	1,050		5,008	4,461
Litigation & settlement expense	—	5,152		—	6,174

Non-GAAP income from operations	$4,236	$2,414	75%	$10,919	$6,647	64%

Non-GAAP income from operations %	16.8%	12.8%		15.5%	12.3%

GAAP net income (loss)	$1,932	$(2,405)	nm	$4,229	$(2,562)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,647	1,050		5,008	4,461
Litigation & settlement expense	—	5,152		—	6,174
Tax impact related to non-GAAP adjustments	(550)	(2,295)		(1,695)	(3,852)

Non-GAAP net income	$3,029	$1,502	102%	$7,542	$4,221	79%

Non-GAAP diluted earnings per share	$0.11	$0.06		$0.27	$0.16

Shares used in computing non-GAAP earnings per share	27,842	26,721		27,690	26,552

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$282	$96		$894	$614
Selling, marketing, general and administrative	967	903		2,971	2,957
Research and development	398	51		1,143	890

Total share-based compensation expense	$1,647	$1,050		$5,008	$4,461

GAAP net cash provided by (used in) operating activities				$11,085	$(7,479)
Non-GAAP adjustment:
Litigation & settlement expense				—	11,041

Non-GAAP net cash provided by operating activities				$11,085	$3,562

nm — not material